Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-273926) and Form S-8 (Nos. 333-273929, 333-244403, 333-230415, 333-206899, 333-202878, 333-165569 and 333-102220) of National Fuel Gas Company of our report dated November 17, 2023 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Buffalo, New York
November 17, 2023